EXHIBIT 4.1.1

                      SPECIMEN STOCK CERTIFICATE (revised)


NUMBER                                                              Shares
                           CONSOLE MARKETING INC

            INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
       23,000,000 SHARES OF COMMON STOCK AUTHORIZED $0.001 PAR VALUE


This                                                            20854T  10  1
                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
Certifies
that


is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                             CONSOLE MARKETING INC.


  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the state of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation,
as now or hereunder amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duty authorized officers.


DATED

                             CONSOLE MARKETING INC.
                                                              /s/ [Not Legible]
                                 CORPORATE SEAL                   President

                                     NEVADA



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